                                                                    EXHIBIT 1.01


                      CRESCENT REAL ESTATE EQUITIES, INC.
                            (a Maryland corporation)

                                  COMMON STOCK

                           (Par Value $.01 Per Share)

                                TERMS AGREEMENT
                                ---------------


                                                      Dated: October 3, 1996


To:      CRESCENT REAL ESTATE EQUITIES, INC.
         777 Main Street
         Fort Worth, Texas  76102

Attention:

Ladies and Gentlemen:

                 We (the "Representative") understand that Crescent Real Estate Equities, Inc. ("the Company") proposes to issue and sell shares of its Common Stock, $.01 par value per share (the "Common Stock"), such shares of Common Stock being collectively hereinafter referred to as the "Underwritten Securities". Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

                                                       Number of Shares of
                Underwriter                           Underwritten Securities
                -----------                        ---------------------------

 Merrill Lynch , Pierce, Fenner & Smith                   96,750
          Incorporated
 Dean Witter Reynolds Inc.                                96,750
 PaineWebber Incorporated                                 96,750
 Smith Barney Inc.                                        96,750
 Alex. Brown & Sons Incorporated                           4,500
 CS First Boston Corporation                               4,500
 Donaldson, Lufkin & Jenrette                              4,500
   Securities Corporation

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
 A.G. Edwards & Sons, Inc.                                                4,500
 Furman Selz LLC                                                          4,500
 NatWest Securities Limited                                               4,500
 Salomon Brothers Inc                                                     4,500
 Southwest Securities, Inc.                                               4,500
 UBS Securities LLC                                                       4,500
 EVEREN Securities, Inc.                                                  2,250
 Friedman, Billings, Ramsey & Co., Inc.                                   2,250
 Hanifen, Imhoff Inc.                                                     2,250
 Harris Webb & Garrison, Inc.                                             2,250
 Edward D. Jones & Co., L.P.                                              2,250
 Legg Mason Wood Walker,                                                  2,250
   Incorporated
 Principal Financial Securities, Inc.                                     2,250
 Rauscher Pierce Refsnes, Inc.                                            2,250
 Raymond James & Associates, Inc.                                         2,250
 Sutro & Co. Incorporated                                                 2,250

       Total                                                            450,000
                                                               ========================

          The Underwritten Securities shall have the following terms:
                                  Common Stock


Title of Securities:  Common Stock, par value $.01 per share
Number of Shares:     450,000
Public offering price per share:  n/a
Purchase price per share:  $  42.00
Number of Option Securities, if any, that may be purchased
   by the Underwriters:  none
Delayed Delivery Contracts:  not authorized
Additional co-managers, if any:  Dean Witter Reynolds Inc., PaineWebber
   Incorporated and Smith Barney Inc.
Closing date and location:  October 9, 1996, Hogan & Hartson L.L.P., Columbia
   Square, 555 Thirteenth Street, N.W., Washington, DC 20004-1109


                 All the provisions contained in the document attached as Annex A hereto entitled "Crescent Real Estate Equities, Inc.-Preferred Stock, Common Stock and Common Stock Warrants-Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


(Annex A Omitted)



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Please accept this offer no later than 5:30 o'clock P.M. (New York City time)
on October 3, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours
                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                             By: /s/
                                 --------------------------------------------


                             Acting on behalf of itself and the
                             other named Underwriters.


Accepted:  October 3, 1996

By:   CRESCENT REAL ESTATE EQUITIES, INC.



      By: /s/
          -------------------------------